Exhibit 99.1

Diversity of Customer Base - March 31, 2003 Enrollment

4,852,000 Large Group ASO (includes 1.3 million network access members)

3,931,000 Large Group Insured

1,390,000 Individual

1,347,000 Small Group

836,000 Medi-Cal

699,000 Other State Sponsored Programs

396,000 Seniors

Pricing Flexibility Throughout the Year – Percent of Risk Membership Re-priced During Year (percentages below reflect averages over time as of March 2002)

First Quarter – 32%

Second Quarter – 7%

Third Quarter – 14%

Fourth Quarter – 7%

Any time (usually during the second half of the year) – 40%

Open Access Products – As of March 31, 2003

Open Access Membership – 66%

HMO Membership – 34% (HMO membership includes 1,361,000 State Sponsored Programs members)